UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 28, 2011

Mercantile Bank Corporation
(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan		49504
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		616-406-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     An annual meeting of our shareholders was held on April 28, 2011. At the meeting, our shareholders voted on, and approved, each of the following three matters:
•	election of eleven directors, each for a one year term;

•	ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2011; and

•	an advisory vote to approve the compensation of our executives disclosed in our proxy statement for the annual meeting.
     The final vote results for these three matters is set forth below.
     The votes cast on the election of directors were as follows:

		Votes		Broker
Nominee	Votes For	Withheld	Abstentions	Non-Votes
David M. Cassard	3,619,421	53,142	0	3,201,587
Edward J. Clark	3,620,235	52,328	0	3,201,587
Doyle A. Hayes	3,617,495	55,068	0	3,201,587
Susan K. Jones	3,611,143	61,420	0	3,201,587
Lawrence W. Larsen	3,617,743	54,820	0	3,201,587
Calvin D. Murdock	3,618,758	53,805	0	3,201,587
Michael H. Price	3,618,018	54,545	0	3,201,587
Merle J. Prins	3,617,386	55,177	0	3,201,587
Timothy O. Schad	3,621,075	51,488	0	3,201,587
Dale J. Visser	3,617,165	55,398	0	3,201,587
Donald Williams, Sr.	3,593,987	78,576	0	3,201,587
     The votes cast on the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2011 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,823,743	42,995	7,412	0

The votes cast on the advisory vote to approve the compensation of our executives disclosed in our proxy statement for the annual meeting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,525,827	132,308	14,428	3,201,587

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation
By:	/s/ Charles E. Christmas
Charles E. Christmas
Senior Vice President, Chief Financial Officer and Treasurer

Date: May 3, 2011

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